      As filed with the Securities and Exchange Commission on May 29, 1997
                                             Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              JUST FOR FEET, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                 Alabama                                   63-0734234
     ---------------------------------               ----------------------
       (State or other jurisdiction                     (I.R.S. Employer
     of incorporation or organization)               Identification Number)

             7400 Cahaba Valley Road, Birmingham, Alabama       35242
             -----------------------------------------------------------
             (Address of Principal Executive Offices)         (Zip Code)

                            JUST FOR FEET, INC./IAC
                         NON-QUALIFIED STOCK OPTION PLAN
                         -------------------------------
                            (Full Title of the Plan)

                               HAROLD RUTTENBERG
                Chairman, President and Chief Executive Officer
                            7400 Cahaba Valley Road
                           Birmingham, Alabama 35242
                                 (205) 408-3000
                  -------------------------------------------
                  (Name, address, telephone number, including
                        area code, of agent for service)

                             ----------------------
                              Copies Requested to:
                           Arthur Jay Schwartz, Esq.
                         Smith, Gambrell & Russell, LLP
                           3343 Peachtree Road, N.E.
                             Suite 1800, East Tower
                          Atlanta, Georgia  30326-1010
                                 (404) 264-2620
                             ----------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                   Proposed Maximum        Proposed Maximum
    Title of Securities         Amount to be      Offering Price Per      Aggregate Offering         Amount of
      to be Registered           Registered           Share/(1)/             Price/(1)/           Registration Fee
--------------------------------------------------------------------------------------------------------------------
Options and Shares of
 $.0001 par value               42,900                $17.6875                $758,794                  $230
 Common Stock                   Shares
--------------------------------------------------------------------------------------------------------------------
/(1)/  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low reported prices of the Common Stock on the Nasdaq National Market System on
       May 27, 1997.
====================================================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
-------  ----------------------------------------

    The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

1. The Company's Annual Report on Form 10-K for the year ended January 31, 1997; and
2. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on March 4, 1994.

ITEM 4.  DESCRIPTION OF SECURITIES.
-------  --------------------------

    No response is required to this item.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
-------  ---------------------------------------

    No response is required to this item.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.
-------  ------------------------------------------

    Section 10-2B-8.51 of the 1994 Alabama Business Corporation Act (the "Alabama Act") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director of the Company against liability incurred in the proceeding if the individual conducted himself in good faith and, in the case of conduct in his official capacity with the Company, reasonably believed that his conduct was in the best interests of the Company or, in all other cases that the conduct was at least not opposed to the best interests of the Company, and, in the case of any criminal proceeding, he has no reasonable cause to believe his conduct was unlawful. A corporation may not, however, indemnify a director under section 8.51 of the Alabama Act (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit of the director in which the director was adjudged liable on the basis that personal benefit was improperly received by him.

    Sections 10-2B-8.52 and 10-2B-8.56 of the Alabama Act provide that a corporation shall indemnify a director or officer who was successful in the defense of any proceeding, or of any claim, issue or matter in such proceeding, where he was a party because he is or was a director or officer of the corporation, against reasonable expenses incurred in connection therewith, notwithstanding that he was not successful on any other claim, issue or matter in any such proceeding.

    Sections 10-2B-8.53 and 10-2B-8.56(b) of the Alabama Act provide that a corporation may pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent of the corporation who is a party to a proceeding in advance of final disposition of the proceeding if (i) such individual furnishes the corporation a written affirmation of good faith belief that he met the standard of conduct required for permissive indemnification set forth in section 10-2B-8.51 of the Alabama Act; (ii) such individual furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that such person did not meet such standard of conduct or is not otherwise entitled to indemnification under section 8.51 unless indemnification is approved by the court under section 8.54; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Alabama Act.

    Article 11 of the Amended and Restated Certificate of Incorporation of Just For Feet, Inc. provides that the Company shall indemnify every director or officer against expenses and liabilities reasonably incurred by him in connection with any claim, action, suit or proceeding to which he is a party by reason of his being or having been a director or officer of the Company, or, at the Company's request, a director, officer, employee or agent of any corporation of which the Company is a shareholder or creditor, provided such director or officer acted in good faith in which he reasonably believed to be the best interest of the Company, and in addition, in any criminal act or proceeding, had no reasonable cause to believe that his conduct was unlawful.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
-------  ------------------------------------

    No response to this Item is required.

ITEM 8.  EXHIBITS.
-------  ---------

    The following exhibits are filed with this Registration Statement.

    EXHIBIT
    NUMBER    DESCRIPTION OF EXHIBIT
    ------    ----------------------


    4.1       Form of IAC Non-Qualified Stock Option Agreement.

    5.1       Opinion of Smith, Gambrell & Russell, LLP.

    10.16     Just For Feet, Inc./IAC Non-Qualified Stock Option Plan.

    23.1      Consent of Deloitte & Touche LLP.

    23.3 Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1).

    24.1 Powers of Attorney (contained on the signature page to this Registration Statement).

ITEM 9.  UNDERTAKINGS.
-------  -------------

    (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama, on the 27th day of May, 1997.

                                JUST FOR FEET, INC.



                                By: /s/ Harold Ruttenberg
                                    ---------------------
                                    Harold Ruttenberg
                                    Chairman, President and Chief
                                    Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold Ruttenberg and Robert C. Wabler and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

      SIGNATURE                          TITLE                   DATE
      ---------                          -----                   ----


 /s/ Harold Ruttenberg       Chairman, President and Chief    May 27, 1997
---------------------------  Executive Officer (principal
 Harold Ruttenberg           executive officer)


 /s/ Robert C. Wabler        Executive Vice President,        May 27, 1997
---------------------------  Chief Financial Officer
 Robert C. Wabler            (principal financial officer)


 /s/ Michael P. Lazarus      Director                         May 27, 1997
---------------------------
 Michael P. Lazarus

      SIGNATURE                          TITLE                   DATE
      ---------                          -----                   ----
 /s/ Bart Starr, Sr.                    Director              May 27, 1997
---------------------------
Bart Starr, Sr.

 /s/ Randall L. Haines                  Director              May 27, 1997
---------------------------
Randall L. Haines

                                        Director              May 27, 1997
---------------------------
David F. Bellet

 /s/ Edward S. Croft, III               Director              May 27, 1997
---------------------------
Edward S. Croft, III

                                 Exhibit Index
                                 -------------


  EXHIBIT
  NUMBER                 DESCRIPTION OF EXHIBIT
  ------   --------------------------------------------------------------------

  4.1      Form of IAC Non-Qualified Stock Option Agreement

  5.1      Opinion of Smith, Gambrell & Russell, LLP.

  10.16    Just For Feet, Inc./IAC Non-Qualified Stock Option Plan

  23.1     Consent of Deloitte & Touche LLP.